Exhibit 4.11
REGISTRATION RIGHTS AGREEMENT
          This Registration Rights Agreement (this “Agreement”), dated as of [______], 2008, is made by and among Delphi Corporation, a corporation incorporated under the laws of the State of Delaware (as debtor in possession and a reorganized debtor, as applicable, the “Company”), A-D Acquisition Holdings, LLC, a limited liability company formed under the laws of the State of Delaware (“ADAH”), Harbinger Del-Auto Investment Company, Ltd., an exempted company incorporated in the Cayman Islands (“Harbinger”), Pardus DPH Holding LLC, a Delaware limited liability company (“Pardus”), Merrill Lynch, Pierce, Fenner & Smith Incorporated, a corporation incorporated under the laws of the State of Delaware (“Merrill”), UBS Securities LLC, a limited liability company formed under the laws of the State of Delaware (“UBS”), Goldman, Sachs & Co., a New York limited partnership (“GS”), General Motors Corporation, a corporation incorporated under the laws of the State of Delaware (“GM”) and any Related Purchaser, any Ultimate Purchaser, and any assignee or transferee of Registrable Securities who executes a Joinder Agreement and delivers the Joinder Agreement to the Company and the Holders in accordance with Section 10.1 of this Agreement, as contemplated by Section 2.8, Section 10.2 and Section 10.4. ADAH, Harbinger, Pardus, Merrill, UBS and GS are each individually referred to herein as an “Investor” and collectively as the “Investors.” Capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the EPCA (as defined below).
RECITALS
          A. In connection with the consummation of the transactions contemplated by that certain Equity Purchase and Commitment Agreement, dated as of August 3, 2007, as amended as of December 10, 2007 (and as the same may be amended, modified or supplemented from time to time, the “EPCA”), by and among the Company and the Investors, the Investors, as applicable, may acquire shares of new common stock, par value $0.01 per share, of the Company (the “Common Stock”), shares of new 7.5% Series A-1 Senior Convertible Preferred Stock, par value $0.01 per share, of the Company (“Series A-1 Preferred Stock”), shares of new 7.5% Series A-2 Senior Convertible Preferred Stock, par value $0.01 per share, of the Company (“Series A-2 Preferred Stock”), and shares of new 3.25% Series B Senior Convertible Preferred Stock, par value $0.01 per share, of the Company (“Series B Preferred Stock” and, the Series B Preferred Stock together with the Series A-1 Preferred Stock and the Series A-2 Preferred Stock, the “Preferred Stock”) in accordance with the provisions of the EPCA (such shares of Common Stock and Preferred Stock, the “Investor Shares”).
          B. In consideration of the Investors’ commitments to subscribe for and purchase, or to cause one or more Related Purchasers or Ultimate Purchasers to purchase, the Investor Shares on the terms and subject to the conditions set forth in the EPCA, the Company has agreed to enter into a registration rights agreement with respect to certain securities held by the Investors and/or the Related Purchasers and the Ultimate Purchasers.
          C. In consideration of GM’s agreement to acquire the Series C Preferred Stock as part of its distribution pursuant to the Plan, the Company has agreed to enter into a registration rights agreement with respect to the Common Stock issuable upon the conversion of the Series C Preferred Stock, par value $0.01 per share, of the Company (“Series C Preferred Stock”) held by

GM and its affiliates and any additional securities issued or distributed by way of dividend or distribution in respect of any such shares of Common Stock.
          D. In connection with the Plan, a Creditor Party (as defined below) may make one (1) demand for registration of the Common Stock received by it in connection with the Plan (including the Discount Rights Offering (as defined below)) and all other Creditor Parties may participate, provided, that the Company shall not accommodate more than one (1) demand for registration in the aggregate from Creditor Parties; provided, further, that any other Creditor Party may register its Registrable Securities on a Piggyback Registration (as defined below) demanded by a Creditor Party.
AGREEMENTS
          NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein and in the EPCA, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
ARTICLE I
Definitions
          For purposes of this Agreement, the following terms have the following meanings:
          “ADAH”: As defined in the introductory paragraph hereof.
          “Affiliate”: As defined in Rule 12b-2 under the Exchange Act.
          “Agreement”: As defined in the introductory paragraph hereof.
          “Blackout Period”: Any period during which, in accordance with Article IV, the Company is not required to effect the filing of a Registration Statement or is entitled to postpone the effectiveness or suspend the effectiveness of a Registration Statement and/or the use of any resale Prospectus.
          “Business Day”: Any day, other than a Saturday or Sunday, on which banking institutions in New York, New York are open.
          “Commission”: The United States Securities and Exchange Commission and any successor United States federal agency or Governmental Authority having similar powers.
          “Common Stock”: As defined in the recitals hereto.
          “Company”: As defined in the introductory paragraph hereof.

          “Creditor Party”: any party, together with its Affiliates, which, in connection with the Plan on its effective date (including the Discount Rights Offering), receives in total a distribution of 10% or more of the outstanding Common Stock as of the effective date of the Plan (including any shares of Common Stock acquired through the Discount Rights Offering), on a fully diluted basis, that executes a Joinder Agreement in accordance with Sections 10.2 or 10.4.
          “Demand Requestor”: (i) With respect to Section 2.2(a)(i), Investors and/or their Related Purchasers, (ii) with respect to Section 2.2(a)(ii), GM and its Affiliates, and (iii) with respect to Section 2.2(a)(iii), a Creditor Party.
          “Direct Subscription Shares”: Shall have the meaning set forth in the EPCA.
          “Discount Rights Offering”: Shall have the meaning set forth in the Plan.
          “Effective Date”: Each effective date or deemed effective date under the Securities Act of any Registration Statement or any amendment thereto.
          “EPCA”: As defined in the recitals hereto.
          “Exchange Act”: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.
          “Filing Date”: (a) With respect to the Resale Registration Statement described in Section 2.1, the date that is no later than seven (7) days after the Closing Date (provided that such date shall not be before the Closing Date), (b) with respect to a Registration Statement to be filed on Form S-1 (or any applicable successor form) as described in Section 2.2, not later than forty (40) days after receipt by the Company of a request for such Registration Statement pursuant to Section 2.2, and (c) with respect to a Registration Statement to be filed on Form S-3 (or any applicable successor form) as described in Section 2.2, not later than twenty-five (25) days after receipt by the Company of a request for such Registration Statement pursuant to Section 2.2.
          “FINRA”: As defined in Section 5.1(l).
          “Form S-3 Eligible”: Such time as the Company satisfies the registrant requirements specified in Instruction I.A. and the transaction requirement specified in Instruction I.B.1 for use of Form S-3 (or any applicable successor form) as set forth in such form.
          “Free Writing Prospectus”: A free writing prospectus as defined in Rule 405 under the Securities Act.
          “Governmental Authority”: Any nation or government, any federal, state, municipal, local, provincial, regional or other political subdivision thereof and any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
          “GM” As defined in the introductory paragraph hereof.

          “GS”: As defined in the introductory paragraph hereof.
          “Harbinger”: As defined in the introductory paragraph hereof.
          “Holder”: (a) Any Investor, (b) any Related Purchaser or Ultimate Purchaser, (c) GM, (d) a Creditor Party who executes a Joinder Agreement in accordance with Section 10.2 or Section 10.4 and (e) any of their Affiliates or any assignee or transferee of Registrable Securities who executes a Joinder Agreement in accordance with Section 2.8, in each case, so long as such Person holds Registrable Securities.
          “Holder Shelf Offering”: As defined in Section 2.1(b).
          “Indemnified Person”: As defined in Section 6.3.
          “Indemnifying Party”: As defined in Section 6.3.
          “Investor” and “Investors”: As defined in the introductory paragraph hereof.
          “Investor Shares”: As defined in the recitals hereto.
          “Issuer Free Writing Prospectus”: An issuer free writing prospectus as defined in Rule 433 under the Securities Act.
          “Joinder Agreement”: As defined in Section 10.2.
          “Lock-Up”: As defined in Section 2.5(d).
          “Lock-Up Period”: As defined in Section 2.5(d).
          “Losses”: As defined in Section 6.1.
          “Merrill”: As defined in the introductory paragraph hereof.
          “Other Holders”: Any Person having rights to participate in or cause a registration of the Company’s securities.
          “Par Value Rights Offering”: Shall have the meaning set forth in the Plan.
          “Pardus”: As defined in the introductory paragraph hereof.
          “Permitted Free Writing Prospectus”: As defined in Article VII.
          “Person”: Any individual, corporation, general or limited partnership, limited liability company, joint venture, trust or other entity or association, including without limitation any Governmental Authority.
          “Piggyback Notice”: As defined in Section 3.1.
          “Piggyback Registration”: As defined in Section 3.1.

          “Plan”: The First Amended Joint Plan of Reorganization of Delphi Corporation and certain affiliates, debtors and debtors in possessions, dated as of December 10, 2007, attached as Exhibit B to the EPCA, as such Plan may be amended or supplemented from time to time; provided, however, that such amendment or supplement is consistent with the EPCA as of December 10, 2007.
          “Preferred Stock”: As defined in the recitals hereto.
          “Proceeding”: As defined in Section 6.3.
          “Prospectus”: The prospectus included in the applicable Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all amendments (including post-effective amendments) and including all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
          “Questionnaire”: As defined in Section 2.1(b).
          “Registrable Securities”: (a) Any shares of Common Stock held by any Holder (other than GM and its Affiliates and a Creditor Party) now or at any time in the future (including, but not limited to, any shares of Common Stock acquired through the Rights Offerings or pursuant to the exercise of any preemptive rights); (b) any shares of Series A-2 Preferred Stock, Series B Preferred Stock or shares of Common Stock issuable upon conversion of any shares of Preferred Stock; (c) any shares of Common Stock issuable upon the conversion of the Series C Preferred Stock; (d) any securities paid, issued or distributed in respect of any such shares referred to in clauses (a), (b) and (c) above by way of stock dividend, stock split or distribution, or in connection with a combination of shares, recapitalization, reorganization, merger or consolidation, or otherwise; and (e) any shares of Common Stock received by a Creditor Party under the Plan (including the Discount Rights Offering) where such Creditor Party promptly executes a Joinder Agreement pursuant to Section 10.2 or Section 10.4; provided, that as to any Registrable Securities, such securities will cease to constitute Registrable Securities upon the earliest to occur of: (i) the date on which such securities are disposed of pursuant to an effective registration statement under the Securities Act; (ii) the date on which such securities are distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act; (iii) the date on which such securities have been transferred to any Person other than a Holder; (iv) the date on which such securities cease to be outstanding; and (v) for so long as such securities may be transferred without restriction or limitation pursuant to Rule 144.
          “Registration Expenses”: As defined in Section 5.4(a).
          “Registration Statement”: Any registration statement of the Company under the Securities Act that covers the offering and sale of any of the Registrable Securities pursuant to the provisions of this Agreement (including the Resale Registration Statement), including the related Prospectus, all amendments and supplements to such registration statement (including post-effective amendments), and all exhibits and all materials incorporated by reference or deemed to be incorporated by reference in such registration statement.

          “Related Purchasers”: Shall have the meaning set forth in the EPCA and shall include Ultimate Purchasers as defined therein.
          “Required Period”: (a) With respect to the Resale Registration Statement required pursuant to Section 2.1, the Required Period shall be until the later of (i) three (3) years from the first day of effectiveness of such Resale Registration Statement and (ii) until the Company is Form S-3 Eligible following the Closing Date; (b) with respect to a “shelf” registration requested pursuant to Section 2.2, the Required Period shall be two (2) years following the first day of effectiveness of such “shelf” Registration Statement; and (c) with respect to any other Registration Statement, the Required Period shall be ninety (90) days following the first day of effectiveness of such Registration Statement. Notwithstanding the foregoing, in each case, the Required Period shall terminate on the earlier of such time as all of the Registrable Securities that are the subject of the Registration Statement have been disposed of pursuant to such Registration Statement or otherwise cease to be Registrable Securities.
          “Resale Registration Statement”: As defined in Section 2.1(a).
          “Rights Offerings”: Shall have the meaning set forth in the Plan and includes both the Discount Rights Offering and the Par Value Rights Offering.
          “Rule 144”: Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.
          “Securities Act”: The Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.
          “Selling Holder Information”: As defined in Section 2.1(b).
          “Series A-1 Preferred Stock”: As defined in the recitals hereto.
          “Series A-2 Preferred Stock”: As defined in the recitals hereto.
          “Series B Preferred Stock”: As defined in the recitals hereto.
          “Series C Preferred Stock”: As defined in the recitals hereto.
          “Suspension Event”: As defined in Section 5.3.
          “Transfer Restrictions”: The transfer restrictions applicable to the shares of Series A-1 Preferred Stock, the shares of Series B Preferred Stock, the shares of Series C Preferred Stock, the shares of Common Stock underlying the Series A-1 Preferred Stock and Series A-2 Preferred Stock, the shares of Common Stock underlying the Series B Preferred Stock, the shares of Common Stock underlying the Series C Preferred Stock and any interests or participations therein, in each case, as set forth in Sections 8(a) and (b) of the Certificate of Designations of the Company related to the Preferred Stock and Section 7(b) of the Certificate of Designations of the Company related to the Series C Preferred Stock, as the same may be amended, modified or supplemented from time to time.

          “UBS”: As defined in the introductory paragraph hereof.
          “Underwritten Registration” or “Underwritten Offering”: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.
ARTICLE II
Required Registration; Demand Registration
          2.1 Required Registration. (a) On or prior to the Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (the “Resale Registration Statement”). The Resale Registration Statement shall be on Form S-3 (except if the Company is not then Form S-3 Eligible, in which case such registration shall be on another appropriate form for such purpose) and shall contain a plan of distribution that permits the disposition of such Registrable Securities by the Holders (other than a Creditor Party) thereof by any lawful means, including, without limitation, in hedging, short sale, option, forward and other derivatives transactions, and that is otherwise reasonably acceptable to ADAH. If one of the Investors reasonably determines that it, or a Related Purchaser, is or another Investor or such other Investor’s Related Purchaser is, an Affiliate of the Company, then, if requested by such Investor, the Company shall take such action as may be necessary or appropriate to prepare and file with the Commission a market-making prospectus in form and substance reasonably satisfactory to such Investor. The Company shall use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as soon as practicable after the filing thereof, and, in any event, no later than the day that is thirty (30) days after the Closing Date, and shall use its reasonable best efforts to keep the Registration Statement continuously effective under the Securities Act during the applicable Required Period, subject to the provisions of Article IV.
          (b) Subject to the Transfer Restrictions, during the applicable Required Period, any Holder (other than a Creditor Party) shall be entitled, subject to the remainder of this Section 2.1(b), to sell all or any part of such Registrable Securities registered on behalf of such Holder (other than a Creditor Party) pursuant to the Resale Registration Statement (“Holder Shelf Offering”). Notwithstanding any other provision of this Agreement, no Holder may include any of its Registrable Securities in a Holder Shelf Offering pursuant to this Agreement unless the Holder shall provide to the Company a fully completed notice and questionnaire in substantially the form set forth in Exhibit A hereto (the “Questionnaire”) and such other information in writing as may be reasonably requested by the Company pursuant to Section 5.2 (the “Selling Holder Information”). To be named as a selling securityholder in the Resale Registration Statement or the related Prospectus at the time it initially becomes effective under the Securities Act, each Holder must no later than five (5) Business Days prior to the Effective Date of the Resale Registration Statement, which will be at least ten (10) days after the Filing Date, furnish in writing the completed Questionnaire and such other Selling Holder Information that the Company has reasonably requested in writing pursuant to Section 5.2 prior to the Filing Date, if any, to the Company. The Company shall (i) include in the Resale Registration

Statement the information from the completed Questionnaire and such other Selling Holder Information, if any, received by the Company from such Holder specifically for the inclusion therein, at least five (5) Business Days prior to the initial Effective Date of the Resale Registration Statement and the related Prospectus, as necessary and (ii) in a manner so that upon such effectiveness of the Resale Registration Statement the Holder (other than a Creditor Party) shall be named as a selling securityholder and be permitted to deliver (or be deemed to deliver) such Prospectus to purchasers of the Registrable Securities in accordance with applicable law. From and after the initial Effective Date of the Resale Registration Statement and during the applicable Required Period with respect to the Resale Registration Statement, upon receipt of a completed Questionnaire (including any updated Questionnaire) and such other Selling Holder Information (including any updated Selling Holder Information) that the Company may reasonably request in writing pursuant to Section 5.2, but in any event within ten (10) Business Days after the Company receives the completed Questionnaire and such other Selling Holder Information, if any, the Company shall file any amendments or supplements to the Resale Registration Statement or the related Prospectus or the documents incorporated by reference therein necessary for such Holder (other than a Creditor Party) to be named as a selling securityholder and permit such Holder (other than a Creditor Party) to deliver (or be deemed to deliver) the Prospectus to purchasers of the Registrable Securities in accordance with applicable law (subject to the Company’s rights during a Blackout Period pursuant to Article IV). Holders that do not deliver a completed written Questionnaire and such other Selling Holder Information, as provided for in this Section 2.1(b) and Section 5.2, shall not be named as selling securityholders in the Prospectus unless and until such Holder delivers such information and the appropriate notice and other periods called for by this Agreement shall have elapsed. If the Company shall file a post-effective amendment to the Resale Registration Statement, it shall use its reasonable best efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is reasonably practicable and notify each Holder (other than a Creditor Party) as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to this Article II. If such Selling Holder Information is delivered during a Blackout Period, the Company shall so inform the Holder delivering such Selling Holder Information and shall take the actions set forth in this Section 2.1(b) upon expiration of the Blackout Period as though such Holder’s Selling Holder Information had been delivered on the expiration date of such Blackout Period. No securities to be sold for the account of any Person other than a Holder (including the Company but excluding Creditor Parties) shall be included in the Resale Registration Statement pursuant to this Section 2.1. Notwithstanding anything in Section 2.2 to the contrary, no Creditor Party shall have any rights to participate under a Resale Registration Statement.
          2.2 Right to Demand Registration. (a) (i) Subject to the Transfer Restrictions, at any time and from time to time, the Demand Requestor(s) holding a majority of the shares of Series B Preferred Stock then outstanding may request in writing that the Company effect the registration of all or part of such Holder’s or Holders’ Registrable Securities with the Commission under and in accordance with the provisions of the Securities Act (which written request will specify the Selling Holder Information for such Holder or Holders). The Company will file a Registration Statement covering such Holder’s or Holders’ Registrable Securities requested to be registered as promptly as practicable (and, in any event, by the applicable Filing Date) after receipt of such request; provided, that the Company will not be required to take any action pursuant to this Section 2.2(a)(i) if prior to the date of such request, the Company has effected any registration pursuant to this Section 2.2(a)(i); provided, further, that following the time that the Company shall become Form S-3 Eligible, the immediately preceding proviso shall no longer apply. The Holders requesting a registration pursuant to the first sentence of this Section 2.2(a)(i) shall provide written notice, within three (3) Business Days of making such a request pursuant to the first sentence of this Section 2.2(a)(i), to ADAH and all other Holders (other than a Creditor Party) of any such request (by delivering a copy of such request to ADAH and each other Holder (other than a Creditor Party)) for registration pursuant to this Section 2.2(a)(i) and ADAH and each other Holder (other than a Creditor Party) may, by written notice to the Holders requesting the registration pursuant to this Section 2.2(a)(i) and the Company, given no later than ten (10) Business Days after the Holders requesting the registration pursuant to this Section 2.2(a)(i) give notice to ADAH and each other Holder (other than a Creditor Party) (which notice shall specify the applicable Selling Holder Information with respect to each such other Holder), request that all or part of such Holder’s Registrable Securities be included in such registration. Additionally, at any time that any Holder has made a request for registration pursuant to this Section 2.2(a)(i), ADAH and/or its Related Purchasers and/or GM and its Affiliates may request in writing that such Holder submit a request to the Company on behalf of ADAH and/or its Related Purchasers and/or GM and its Affiliates to be included as selling shareholders in such registration in accordance with this Section 2.2(a)(i); provided, that the determination of the Investors and their Related Purchasers holding a majority of the shares of Series B Preferred Stock owned by all Investors and their Related Purchasers as to whether or not to make such request to the Company shall be at the sole discretion of such Holders requesting a registration pursuant to the first sentence of this Section 2.2(a)(i); provided, further, that if any Investor and its Related Purchasers submit a request pursuant to this sentence, ADAH and/or its Related Purchasers and/or GM and its Affiliates shall provide such cooperation and information so as to permit such Holder to comply with the requirements of this Section 2.2(a)(i).
          (ii) Subject to the Transfer Restrictions, at any time and from time to time, the Demand Requestor holding the Common Stock issued or issuable upon the conversion of the Series C Preferred Stock and any additional securities issued or distributed by way of dividend or distribution in respect of any such shares of Common Stock may request in writing that the Company effect the registration of all or part of such Holder’s or Holders’ shares of Common Stock with the Commission under and in accordance with the provisions of the Securities Act (which written request will specify the Selling Holder Information for such Holder or Holders). The Company will file a Registration Statement covering such Holder’s or Holders’ shares of Common Stock requested to be registered as promptly as practicable (and, in any event, by the applicable Filing Date) after receipt of such request; provided, that the Company will not be required to take any action pursuant to this Section 2.2(a)(ii) if prior to the date of such request, the Company has effected any registration pursuant to this Section 2.2(a)(ii); provided, further, that following the time that the Company shall become Form S-3 Eligible, the immediately preceding proviso shall no longer apply. The Holders requesting a registration pursuant to the first sentence of this Section 2.2(a)(ii) shall provide written notice, within three (3) Business Days of making such a request pursuant to the first sentence of this Section 2.2(a)(ii), to ADAH and all other Holders (other than a Creditor Party) of any such request (by delivering a copy of such request to ADAH and each other Holder (other than a Creditor Party)) for registration pursuant to this Section 2.2(a)(ii) and ADAH and each other Holder may, by written notice to the Holders requesting the registration pursuant to this Section 2.2(a)(ii) and the Company, given no later than ten (10) Business Days after the Holders requesting the registration pursuant to this Section 2.2(a)(ii) give notice to ADAH and each other Holder (other than a Creditor Party) (which notice shall specify the applicable Selling Holder Information with respect to each such other Holder), request that all or part of such Holder’s Registrable Securities be included in such registration. Additionally, at any time that any Holder has made a request for registration pursuant to this Section 2.2(a)(ii), ADAH and/or its Related Purchasers and/or Investors and their Related Purchasers may request in writing that such Holder submit a request to the Company on behalf of ADAH and/or its Related Purchasers and/or Investors and their Related Purchasers to be included as selling shareholders in such registration statement in accordance with this Section 2.2(a)(ii); provided, that the determination of GM and its Affiliates holding shares of Common Stock issued or issuable upon the conversion of the Series C Preferred Stock and any additional securities issued or distributed by way of dividend or distribution in respect of any such shares of Common Stock as to whether or not to make such request to the Company shall be at the sole discretion of such Holders requesting a registration pursuant to the first sentence of this Section 2.2(a)(ii); provided, further, that if any Holder submits a request pursuant to this sentence, ADAH and/or its Related Purchasers and/or Investors and their Related Purchasers shall provide such cooperation and information so as to permit such Holder to comply with the requirements of this Section 2.2(a)(ii);
          (iii) Subject to the Transfer Restrictions, at any time and from time to time, a Creditor Party may request in writing that the Company effect the registration of all or part of such Holder’s or Holders’ shares of Common Stock with the Commission under and in accordance with the provisions of the Securities Act (which written request will specify the Selling Holder Information for such Holder or Holders). The Company will file a Registration Statement covering such Holder’s or Holders’ shares of Common Stock requested to be registered as promptly as practicable (and, in any event, by the applicable Filing Date) after receipt of such request; provided, that the Company will not be required to take any action pursuant to this Section 2.2(a)(iii) if prior to the date of such request, the Company has effected any registration pursuant to this Section 2.2(a)(iii). The Holders requesting a registration pursuant to the first sentence of this Section 2.2(a)(iii) shall provide written notice, within three (3) Business Days of making such a request pursuant to the first sentence of this Section 2.2(a)(iii), to ADAH and all other Holders of any such request (by delivering a copy of such request to ADAH and each other Holder) for registration pursuant to this Section 2.2(a)(iii) and ADAH and each other Holder may, by written notice to the Holders requesting the registration pursuant to this Section 2.2(a)(iii) and the Company, given no later than ten (10) Business Days after the Holders requesting the registration pursuant to this Section 2.2(a)(iii) give notice to ADAH and each other Holder (which notice shall specify the applicable Selling Holder Information with respect to each such other Holder), request that all or part of such Holder’s Registrable Securities be included in such registration. Additionally, at any time that any Holder has made a request for registration pursuant to this Section 2.2(a)(iii), ADAH and/or its Related Purchasers and/or Investors and/or their Related Purchasers and/or GM and its Affiliates and/or any other Creditor Party may request in writing that such Holder submit a request to the Company on behalf of ADAH and/or its Related Purchasers and/or Investors and/or their Related Purchasers and/or GM and its Affiliates and/or any other Creditor Party to be included as selling shareholders in such registration statement in accordance with this Section 2.2(a)(iii); provided, that the determination of the requesting Creditor Party as to whether or not to make such request to the Company shall be at the sole discretion of such Holders requesting a registration pursuant to the first sentence of this Section 2.2(a)(iii); provided, further, that if any Holder submits a request pursuant to this sentence, ADAH and/or its Related Purchasers and/or Investors and their Related Purchasers and/or GM and its Affiliates and/or any other Creditor Party shall provide such cooperation and information so as to permit such Holder to comply with the requirements of this Section 2.2(a)(iii).
          (b) Subject to the Transfer Restrictions, at any time and from time to time, ADAH may request in writing that the Company effect the registration of all or part of its Registrable Securities, and the Registrable Securities of any other Holder, with the Commission under and in accordance with the provisions of the Securities Act (which written request will specify the applicable Selling Holder Information with respect to ADAH and such Holders). The Company will file a Registration Statement covering such Holders’ Registrable Securities requested to be registered as promptly as practicable (and in any event, by the applicable Filing Date) after receipt of such request; provided, that, with respect to ADAH, the Company will not be required to take any action pursuant to this Section 2.2(b) if prior to the date of such request, the Company has effected four (4) registrations requested by ADAH pursuant to this Section 2.2(b); provided, further, that following the time that the Company shall become Form S-3 Eligible, the immediately preceding proviso shall no longer apply. ADAH shall provide written notice, within three (3) Business Days of making a request pursuant to the first sentence of this Section 2.2(b), to each other Holder of any such request (by delivering a copy of such request to each such other Holder) for registration by ADAH pursuant to the first sentence of this Section 2.2(b) and each other Holder may, by written notice to ADAH and the Company, given no later than ten (10) Business Days after ADAH’s notice is given to such Holder (which notice shall specify the applicable Selling Holder Information with respect to such Holder), request that all or part of such Holder’s Registrable Securities be included in such registration. Additionally, at any time that ADAH is permitted to make a request for registration pursuant to this Section 2.2(b), any Investors and/or their Related Purchasers may request in writing that ADAH submit a demand for registration to the Company on such Investors and/or their Related Purchasers’ behalf in accordance with this Section 2.2(b); provided, that ADAH’s determination as to whether or not to make such request to the Company shall be at ADAH’s sole discretion; provided, further, that if ADAH submits a request pursuant to this sentence, such Investors and/or their Related Purchasers shall provide such cooperation and information so as to permit ADAH to comply with the requirements of this Section 2.2(b).
          (c) Notwithstanding anything to the contrary in Section 2.2(a) or Section 2.2(b), the Company will not be required to take any action pursuant to Section 2.2(a) or Section 2.2(b) in any of the following circumstances:
     (A) if within the 12-month period preceding such request the Company has effected two (2) registrations pursuant to Section 2.2;
     (B) if a Registration Statement is effective at the time such request is made and such Registration Statement may be utilized for the offering and sale of the Registrable Securities requested to be registered;
     (C) during the pendency of any Blackout Period; or

     (D) in the case of an Underwritten Offering, unless the Registrable Securities requested to be registered (I) have an aggregate then-current market value of $25.0 million or more (before deducting underwriting discounts and commission) or (II) constitute all of the then-outstanding Registrable Securities held by the Holders.
          (d) If a Holder or Holders request that the Company effect a registration pursuant to this Section 2.2, and the Company is at such time Form S-3 Eligible, the Holder or Holders making such request may specify that the requested registration be a “shelf registration” for an offering on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.
          2.3 Effective Demand Registrations. (a) The Company may satisfy its obligations under Section 2.2 by amending (to the extent permitted by applicable law) any registration statement (including the Resale Registration Statement) previously filed by the Company under the Securities Act so that such amended registration statement will permit the disposition (in accordance with the intended methods of disposition specified as aforesaid) of all of the Registrable Securities for which a request for registration has been properly made under Section 2.2. If the Company so amends a previously filed registration statement, it will be deemed to have effected a registration for purposes of Section 2.2; provided, that the date such registration statement is amended pursuant to this Section 2.3(a) and, as so amended, is effective, shall be the “the first day of effectiveness” of such registration statement for purposes of determining the applicable Required Period with respect to such registration statement.
          (b) A registration requested pursuant to Section 2.2 will not be deemed to be effected by the Company for purposes of Section 2.2 if a registration statement with respect to Registrable Securities with respect to which such request was made has not been declared effective by the Commission or become effective in accordance with the Securities Act and kept effective for the applicable Required Period; provided, that with respect to any Holder that revokes a demand for registration, such Holder has, if required pursuant to Section 2.7, reimbursed the Company.
          2.4 Continuous Effectiveness of Registration Statement. (a) The Company will use its reasonable best efforts to keep a Registration Statement that has become effective as contemplated by this Article II continuously effective, and not subject to any stop order, injunction or other similar order or requirement of the Commission, until the expiration of the applicable Required Period (subject to extension pursuant to Section 2.4(b), Section 4.2 or Section 5.3); provided, that in no event will such period expire prior to the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 promulgated thereunder.
          (b) In the event of any (i) stop order, injunction or other similar order or requirement of the Commission or any Governmental Authority relating to any Registration Statement, or (ii) failure to keep such Registration Statement effective, the applicable Required Period for such Registration Statement will be extended by the number of days during the applicable Required Period during which such stop order, injunction, similar order or requirement or failure to keep such Registration Statement effective is in effect.

          2.5 Underwritten Demand Registration. (a) If a registration requested pursuant to Section 2.2 is requested to be an Underwritten Registration, ADAH or, in the case of a request pursuant to Section 2.2(a), Holders holding a majority of the Registrable Securities, which such request covers, shall, with the consent of the Company (in each case, which consent shall not be unreasonably withheld, delayed or conditioned), select an investment banking firm of national standing to be the managing underwriter for the Underwritten Offering relating thereto. All Holders proposing to distribute their securities through an Underwritten Offering agree to enter into an underwriting agreement with the underwriters; provided, that the underwriting agreement is in customary form and reasonably acceptable to ADAH or, in the case of a request pursuant to Section 2.2(a), the Holders holding a majority of the Registrable Securities which such request covers.
          (b) If, and to the extent, so requested (pursuant to a timely written notice) by the managing underwriter for the Underwritten Offering relating thereto, the Company will agree not to effect any underwritten public sale or distribution of any securities for its own account or the account of any Person that is not a Holder that are the same as, or substantially similar to, the Registrable Securities, or any securities convertible into, or exchangeable or exercisable for, any securities of the Company that are the same as, or substantially similar to, the Registrable Securities, during the 15-day period prior to, and during the 90-day period after, the date the Registration Statement for such Underwritten Offering becomes effective (or if with respect to a “shelf” registration on Form S-3 during the 15-day period prior to, and during the 90-day period after, the date of pricing of the Underwritten Offering), as specified by the managing underwriter.
          (c) If, and to the extent, so requested (pursuant to a timely written notice) by the managing underwriter for the Underwritten Offering relating thereto, the Company shall use reasonable best efforts to cause each director and executive officer of the Company to agree with such managing underwriter, for a period beginning 15 days prior to, and ending 90 days after, the date the Registration Statement for such Underwritten Offering becomes effective (or if with respect to a “shelf” registration on Form S-3 during the 15-day period prior to, and during the 90-day period after, the date of pricing of the Underwritten Offering), as specified by the managing underwriter, to the effect that such director or officer, as the case may be, shall not directly or indirectly (i) offer, pledge, sell, contract to sell, grant any options for the sale of, seek the redemption of or otherwise transfer or dispose of (including pursuant to a registration statement) any securities that are the same as, or substantially similar to, the Registrable Securities, or any securities convertible into, or exchangeable or exercisable for, any securities of the Company that are the same as, or substantially similar to, the Registrable Securities, beneficially owned by such director or executive officer, (ii) enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or Preferred Stock beneficially owned by such director or executive officer, whether any such aforementioned transaction is to be settled by delivery of shares of Common Stock or Preferred Stock or such other securities, in cash or otherwise, or (iii) publicly disclose the intention to make any such offer, sale, transfer or disposition, or to enter into any such transaction, swap, hedge, or other arrangement.
          (d) If, and to the extent, requested by the managing underwriter for any Underwritten Offering pursuant to a registration requested pursuant to Section 2.2, each Holder that includes any shares of Common Stock or Preferred Stock in a Registration Statement pursuant to such Underwritten Offering that is a party to this Agreement, if and so long as all of the directors and executive officers of the Company agree to such limits, shall agree with such managing underwriter (such agreement, a “Lock-Up”), for a period (the “Lock-Up Period”) beginning on a date not earlier than five Business Days prior to the date of pricing of such Underwritten Offering and ending not later than 90 days after the date of such pricing, to the effect that such Holder shall not directly or indirectly (i) offer, sell, contract to sell, grant any options for the sale of or otherwise transfer or dispose of (including pursuant to a registration statement) any securities that are the same as, or substantially similar to, the Registrable Securities, or any securities convertible into, or exchangeable or exercisable for, any securities of the Company that are the same as, or substantially similar to, the Registrable Securities, held by such Holder, (ii) enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Registrable Securities held by such Holder, if any such aforementioned transaction is to be settled by delivery of shares of Common Stock or Preferred Stock or such other securities, or (iii) unless required by applicable Law, publicly disclose the intention to make any such offer, sale, transfer or disposition, or to enter into any such transaction, swap, hedge or other arrangement, except for any Holder that, not later than 5 days following receipt of written notice from the Company that the Company will be filing a Registration Statement pursuant to Section 2.2 with respect to an Underwritten Offering, shall have irrevocably agreed by delivery of written notice to the Company to terminate all of its rights with respect to such Underwritten Offering; provided, that for any Underwritten Offering pursuant to a registration requested pursuant to Section 2.2 in which ADAH or its Related Purchasers are including any shares of Common Stock or Preferred Stock, if ADAH or its Related Purchasers agree to a Lock-Up, then all other Holders that include any shares of Common Stock or Preferred Stock in such Underwritten Offering will also agree to such Lock-Up; provided, however, that if the requirement for any Holder to enter into a Lock-Up is waived or otherwise limited, such waiver or limitation shall apply to all other Holders as well; and provided, further, that neither this Section 2.5(c) nor any Lock-Up shall prohibit a Holder from exercising rights or complying with agreements entered into by such Holder prior to the commencement of such Lock-Up Period; and provided, further, that with respect to any Holder that is a broker-dealer or an affiliate of a broker-dealer, the provisions of any Lock-Up shall not apply to any transactions effected by the asset management division of any Holder, in a fiduciary capacity or for or on behalf of any bona fide customer or client of such Holder (other than a customer or client who is a beneficial owner of the Registrable Securities held by such Holder).
          2.6 Priority on Demand Registrations. No securities to be sold for the account of any Person other than a Holder (including the Company) shall be included in a registration pursuant to Section 2.2 if, in the case that such registration is to be an Underwritten Registration, the managing underwriter of the Underwritten Offering relating thereto advises the Holders (or, in the case that such registration is not to be an Underwritten Registration, the Holders requesting registration holding a majority of the Registrable Securities which such request covers (in the case of Section 2.2(a)) or ADAH (in the case of Section 2.2(b)) determines in good faith) that the total amount of Registrable Securities requested to be registered, together with such other securities to be included in such offering in accordance with this Agreement is such as could adversely affect the success of such offering. In the circumstances described in the immediately preceding sentence, the Company will include in such registration (a) (i) if a demand for registration by any Investor and/or their Related Purchasers, first, all Registrable Securities of the Investor and of their Related Purchasers, allocated pro rata among such Investors and Related Purchasers on the basis of the amount of Registrable Securities requested to be included therein by each such Investor and Related Purchaser, next, to the extent it is not a demand for registration pursuant to Section 2.2(a)(i), to GM and its Affiliates allocated pro rata among GM and its Affiliates on the basis of the amount of Registrable Securities requested to be included therein by GM and its Affiliates, (ii) if a demand for registration by GM and its Affiliates, first, all shares of Common Stock held by such Holder or Holders, allocated pro rata among such Holder or Holders on the basis of the amount of shares of Common Stock requested to be included therein by such Holder or Holders, next, to the Investors and their Related Purchasers allocated pro rata among such Investors and their Related Purchasers on the basis of the amount of Registrable Securities requested to be included therein by each such Investor and Related Purchaser, (iii) if a demand for registration by a Creditor Party, first, all shares of Common Stock held by such Holder or Holders and any other Creditor Party, allocated pro rata among such Holder or Holders on the basis of the amount of shares of Common Stock requested to be included therein by such Holder or Holders, next, to the Investors and their Related Purchasers and GM and its Affiliates allocated pro rata among such Investors and their Related Purchasers and GM and its Affiliates on the basis of the amount of Registrable Securities requested to be included therein by each such Investor and Related Purchaser and GM and its Affiliates; (b) second, in each case under clauses (a)(i), (ii) and (iii) above, up to the full amount of Registrable Securities requested to be included in such registration by all other Holders (other than a Creditor Party unless the demand for registration is made pursuant to clause (a)(iii) above), allocated pro rata among such Holders on the basis of the amount of Registrable Securities requested to be included therein by each such Holder; (c) third, in each case under clauses (a)(i), (ii) and (iii) above, up to the full amount of securities requested to be included in such registration by the Company; (d) fourth, as and to the extent the Board of Directors of the Company may reasonably determine will not adversely affect the offering, Registrable Securities requested to be included in such registration by GM and its Affiliates allocated pro rata among GM and its Affiliates on the basis of the amount of Registrable Securities requested to be included therein by GM and its Affiliates; and (e) fifth, only in the case of a demand for registration, other than a demand for registration that the Holders (other than ADAH) have pursuant to Section 2.2(a), up to the full amount of securities requested to be included in such registration by the holders of junior registration rights granted in accordance with Section 3.4; provided, that clauses (c) and (e) above shall only be applicable if such registration is on Form S-3.
     2.7 Revocation of Demand Registration. Any Holder requesting inclusion of Registrable Securities in a registration under Section 2.2 (either directly or indirectly through a request of ADAH, any Investors and/or their Related Purchasers, GM or a Creditor Party) may withdraw all or any part of such Holder’s Registrable Securities from such a requested registration at any time prior to the effective date of such requested registration. Additionally, ADAH may withdraw a registration request pursuant to Section 2.2(b) and the holders of a majority of the Registrable Securities to be included in a registration requested pursuant to Section 2.2(a) may withdraw such request, in each case, at any time prior to the effective date of the related Registration Statement. If a request to withdraw a registration is made in accordance with the prior sentence, then (a) the Company shall withdraw the Registration Statement and any such withdrawn Registration Statement will not count as a requested registration under Section 2.2 so long as any Holder that requests the revocation of the demand registration complies with clause (b) below, and (b) such registration shall be deemed to have been effected for purposes of Section 2.2 with respect to any requesting Holder unless such Holder who revoked such request shall have reimbursed the Company, or otherwise elected to pay, its pro rata share of the reasonable out-of-pocket Registration Expenses borne by the Company pursuant to this Agreement with respect to such registration based on the ratio of Registrable Securities that such Holder had initially elected to include in such registration relative to the total amount of Registrable Securities to have been included in such registration.
          2.8 Assignment of Registration Rights. All or part of a Holder’s rights under this Agreement may be assigned (but only with the related obligations) by a Holder to a transferee or assignee of such Registrable Securities without the consent of the Company or any other Holder; provided, that (A) the transferor shall, within ten (10) days after such transfer, furnish the Company written notice of the name and address of such transferee or assignee and (B) such transferee or assignee, prior to or simultaneous with such transfer or assignment, shall agree in writing to be subject to and bound by all restrictions set forth in this Agreement pursuant to the form of joinder attached hereto as Exhibit B.
ARTICLE III
Piggyback Registration
          3.1 Right to Piggyback. Subject to the Transfer Restrictions, if at any time, and from time to time, the Company proposes to file a registration statement under the Securities Act with respect to an offering of any class of equity securities (other than a registration statement (a) on Form S-8 or any successor form thereto, (b) on Form S-4 or any successor form thereto or (c) relating solely to a transaction under Rule 145 under the Securities Act), whether or not for its own account, on a form that would permit registration of Registrable Securities for sale to the public under the Securities Act (a “Piggyback Registration”), then the Company will give written notice (the “Piggyback Notice”) of such proposed filing to the Holders at least five (5) Business Days before the anticipated filing date. Such notice will include the number and class of equity securities proposed to be registered, the proposed date of filing of such registration statement, any proposed means of distribution of such equity securities, any proposed managing underwriter of such equity securities and a good faith estimate by the Company of the proposed maximum offering price of such equity securities, and will offer the Holders the opportunity to register such amount of Registrable Securities as each Holder may request on the same terms and conditions as the registration of the Company’s or Other Holders’ securities, as the case may be. The Company will include in each Piggyback Registration all Registrable Securities for which the Company has received written requests for inclusion within five (5) Business Days after delivery of the Piggyback Notice, subject to Section 3.2. Notwithstanding anything to the contrary in this Article III, the Company will not be required to effect any Piggyback Registration or to take any action pursuant to this Section 3.1 if any such actions would be contrary to the Transfer Restrictions.
          3.2 Priority on Piggyback Registrations. If the Piggyback Registration is an Underwritten Offering, the Company shall use its commercially reasonable efforts to cause the managing underwriter of that proposed offering to permit the Holders that have requested Registrable Securities to be included in the Piggyback Registration to include all such

Registrable Securities on the same terms and conditions as any similar securities, if any, of the Company included in such registration. Notwithstanding the foregoing, if the managing underwriter of such Underwritten Offering advises, in writing, the Company and the selling Holders (or, in the case that such registration is not to be an Underwritten Registration, the Company determines in good faith) that, in its view, the total amount of securities that the Company, such Holders and any Other Holders propose to include in such offering is such as to adversely affect the success of such Underwritten Offering, then:
     (i) if such Piggyback Registration is a primary registration by the Company for its own account, the Company will include in such Piggyback Registration: (A) first, all securities to be offered by the Company; (B) second, up to the full amount of Registrable Securities requested to be included in such Piggyback Registration by the Investors, Related Purchasers and GM and its Affiliates pursuant to Section 3.1 allocated pro rata among such Investors, Related Purchasers and GM and its Affiliates on the basis of the number of Registrable Securities requested to be included therein by each such Investor, Related Purchaser and GM and its Affiliates; (C) third, up to the full amount of Registrable Securities requested to be included in such Piggyback Registration by any other Holders (other than a Creditor Party) pursuant to Section 3.1 allocated pro rata among such Holders (other than a Creditor Party) on the basis of the amount of Registrable Securities requested to be included therein by each such Holder; so that the total amount of securities to be included in such Underwritten Offering is the full amount that, in the view of such managing underwriter, can be sold without adversely affecting the success of such Underwritten Offering; and (D) fourth, up to the full amount of securities requested to be included in such Piggyback Registration by the holders of junior registration rights granted in accordance with Section 3.4.
     (ii) if such Piggyback Registration is an underwritten secondary registration for the account of Holders of securities of the Company pursuant to Section 2.2, the Company will include the securities in such registration in accordance with the priorities as set forth in the last sentence of Section 2.6.
          3.3 Withdrawal of Piggyback Registration. (a) If a Piggyback Registration is a primary registration by the Company for its own account, then at any time after giving the Piggyback Notice and prior to the Effective Date of the Registration Statement filed in connection with the Piggyback Registration, the Company determines for any reason not to register or to delay the Piggyback Registration, the Company may, at its election, give notice of its determination to all Holders, and in the case of a determination not to register, will be relieved of its obligation to register any Registrable Securities in connection with the abandoned Piggyback Registration, without prejudice.
          (b) Any Holder of Registrable Securities requesting to be included in a Piggyback Registration may withdraw its request for inclusion by giving written notice to the Company of its intention to withdraw from that registration; provided, however, that (i) the Holder’s request be made in writing and (ii) the withdrawal will be irrevocable and, after making the withdrawal, a Holder will no longer have any right to include its Registrable Securities in that Piggyback Registration.

          (c) An election by the Company to withdraw a Piggyback Registration under Section 3.3(a) shall not be deemed to be a breach of the Company’s obligations with respect to such Piggyback Registration.
          3.4 Registration Rights. The Company represents as of the date hereof that it has not granted to any Person any rights with respect to the registration of any shares of equity securities of the Company or any securities convertible, exercisable or exchangeable into or for shares of any equity securities of the Company other than pursuant to this Agreement. The Company agrees that it will not grant to any Person any rights with respect to the registration of any shares of equity securities of the Company or any securities convertible, exercisable or exchangeable into or for shares of any equity securities of the Company other than pursuant to this Agreement and other than junior registration rights that the Company grants; provided, that (i) such junior registration rights have no demand registration rights so long as this Agreement is in effect and may solely participate in Piggyback Registration pursuant to this Agreement and are subject to the priority on registration provisions set forth in Section 2.6, and (ii) such registration is on Form S-3.
ARTICLE IV
Blackout Period
          4.1 Initial Registration, Demand and Piggyback Blackout. Notwithstanding any other provision of this Agreement to the contrary, if the Board of Directors of the Company determines in good faith that the registration and distribution of Registrable Securities (a) would reasonably be expected to materially impede, delay or interfere with, or require premature disclosure of, any material financing, offering, acquisition, merger, corporate reorganization, segment reclassification or discontinuation of operations that is required to be reflected in pro forma or restated financial statements that amends historical financial statements of the Company, or other significant transaction or any negotiations, discussions or pending proposals with respect thereto, involving the Company or any of its Subsidiaries, or (b) would require disclosure of non-public material information, the disclosure of which would reasonably be expected to materially and adversely affect the Company, the Company shall (i) be entitled to postpone the filing or effectiveness or suspend the effectiveness of a Registration Statement and/or the use of any resale Prospectus for a reasonable period of time not to exceed sixty (60) days and (ii) promptly give the Holders written notice of such postponement or suspension (which notice need not specify the nature of the event giving rise to such suspension); provided, that the Company shall not be permitted under any circumstances to delay the filing or effectiveness of the Resale Registration Statement.
          4.2 Blackout Period Limits. Notwithstanding anything contained in this Article IV to the contrary, the Company shall not be entitled to more than two Blackout Periods during any consecutive 12-month period, and in no event shall the number of days included in all Blackout Periods during any consecutive 12-month period exceed an aggregate of 90 days; provided, that notwithstanding anything contained in this Agreement to the contrary, the Company shall not effect any Blackout Period during the 180-day period subsequent to the closing of the Discount Rights Offering. In the event of the occurrence of any Blackout Period during any Required Period, such Required Period shall be extended by the number of days during such Required Period which such Blackout Period is in effect.
ARTICLE V
Procedures and Expenses
          5.1 Registration Procedures. In connection with the Company’s registration obligations pursuant to Article II and Article III, the Company will use its reasonable best efforts to effect such registrations to permit the sale of Registrable Securities by a Holder in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as promptly as reasonably practicable:
          (a) prepare and file with the Commission a Registration Statement on an appropriate form under the Securities Act available for the sale of the Registrable Securities by the selling Holders in accordance with the intended method or methods of distribution thereof; provided, that the Company shall (i) before filing, furnish to one (1) firm of counsel for the selling Holders (selected by (A) ADAH with respect to the Resale Registration Statement or if ADAH requests a registration pursuant to Section 2.2(b) or (B) by Holders of a majority of the Registrable Securities covered by such request in connection with a request pursuant to Section 2.2(a) or a Piggyback Registration) and the managing underwriter, if any, within a reasonable period of time (but in any event within at least five (5) Business Days) prior to the filing thereof with the Commission to afford to such counsel, the selling Holders, the managing underwriter and its counsel a reasonable opportunity for review, copies of the Registration Statement and the Prospectus related thereto proposed to be filed and (ii) consider in good faith such comments as such counsel to the selling Holders and the managing underwriter may reasonably propose;
          (b) provide written or electronic notice to the selling Holders as provided in Section 10.1 that the Registration Statement and each amendment thereto, the Prospectus and each supplement thereto, and any document filed as an exhibit thereto or incorporated by reference therein are available on the Electronic Data Gathering, Analysis and Retrieval System of the Commission (“EDGAR”); provided, that if any selling Holders shall request paper copies, the Company shall furnish, at its expense, to such selling Holders such number of conformed copies of the Registration Statement and each amendment thereto, the Prospectus and each supplement thereto, any document filed as an exhibit thereto or incorporated by reference therein, and such other documents as the selling Holders reasonably may request from time to time;
          (c) subject to Section 2.4, prepare and file within any applicable deadline specified by the Securities Act, with the Commission any amendments and post-effective amendments to the Registration Statement as may be necessary and any supplements to the Prospectus as may be required or appropriate, in the view of the Company and its counsel, by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act to keep the Registration Statement effective until the termination of the applicable Required Period (giving effect to any extensions thereof pursuant to Section 2.4(b) or Section 5.3);

          (d) promptly following its actual knowledge thereof (but in any event within two (2) Business Days), provide written or electronic notice to the selling Holders as provided in Section 10.1 and the managing underwriter, if any (which notice in the case of clauses (ii), (iii), (iv), (v) and (vi) shall inform the selling Holders and the managing underwriter, if any, that a Suspension Event as provided in Section 5.3 has occurred):
     (i) when a Registration Statement, Prospectus, Issuer Free Writing Prospectus or any supplement or amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective;
     (ii) of any request by the Commission or any other Governmental Authority for amendments or supplements to such Registration Statement, the related Prospectus or any related Issuer Free Writing Prospectus or for additional information;
     (iii) of the issuance by the Commission or any other Governmental Authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose;
     (iv) of the receipt by the Company of any written notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
     (v) of the occurrence of any event or circumstance as a result of which the Registration Statement or Prospectus or any Issuer Free Writing Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading or of the need to file any document or to make any statement so that the Registration Statement and Prospectus then comply in all material respects with the Securities Act; and
     (vi) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement is necessary (in which case the Company shall file the same as soon as practicable after such determination and use its reasonable best efforts to cause the same to become effective as soon as practicable following filing);
          (e) use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, in which they have been so qualified for sale or exempted, as promptly as practicable;
          (f) prior to any public offering of Registrable Securities, use its reasonable best efforts to as promptly as practicable register or qualify or cooperate with the selling Holders, the managing underwriter, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the

United States as the selling Holders or the managing underwriter reasonably requests in writing and maintain each registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective; provided, that the Company will not be required to qualify generally to do business or as a dealer in securities in any jurisdiction in which it is not then so qualified or take any action which would subject it to general service of process or material taxation in any jurisdiction in which it is not then so subject;
          (g) subject to Article IV, as promptly as practicable upon the occurrence of any event contemplated by Section 5.1(d)(v) or Section 5.1(d)(vi) hereof, prepare (and furnish, at its expense, to the selling Holders a reasonable number of copies of) a supplement or post-effective amendment to each Registration Statement or a supplement to the related Prospectus (including by means of an Issuer Free Writing Prospectus), or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Registration Statement, Prospectus or Issuer Free Writing Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary (in the case of a Prospectus or Issuer Free Writing Prospectus, in light of the circumstances under which they were made) to make the statements therein not misleading and will comply in all material respects with the requirements of the Securities Act, as applicable;
          (h) enter into such agreements (including, in the case of an Underwritten Offering, an underwriting agreement), in usual and customary form, and take such other actions as may be reasonably requested by (i) ADAH, in the case of any registration pursuant to Section 2.1 or Section 2.2(b), or (ii) the Holders of a majority of the Registrable Securities covered by such request, in the case of a registration pursuant to Section 2.2(a) or a Piggyback Registration, or (iii) the managing underwriter, if any, in the case of an Underwritten Offering, to expedite the offer for sale or disposition of the Registrable Securities, and in connection therewith (even if the offering is not an Underwritten Offering), upon such request and upon the date of pricing or date of closing, as applicable, of any sale of Registrable Securities, and, if so requested, take the following actions:
     (i) use its reasonable best efforts to obtain customary “comfort” letters from such accountants (to the extent deliverable in accordance with their professional standards) addressed to each selling Holder and the managing underwriter, if any, in customary form and covering matters of the type customarily covered in “comfort” letters in connection with Underwritten Offerings;
     (ii) use its reasonable best efforts to obtain opinions of counsel to the Company (such counsel being reasonably satisfactory to the managing underwriter, if any) and updates thereof covering matters customarily covered in opinions of counsel in connection with such offering, addressed to each selling Holder and the managing underwriter, if any, or purchasers of the Registrable Securities; and
     (iii) provide officers’ certificates and other customary closing documents customarily delivered in connection with such offering or reasonably requested by the managing underwriter, if any, or purchasers of the Registrable Securities;

     (iv) use its reasonable best efforts to have appropriate officers of the Company attend “road shows” and analyst or investor presentations and such other selling or informational activities in connection with such Underwritten Offering as are customary for transactions similar to the planned disposition of securities; provided, that in no event shall the Company be required to comply with this Section 5.1(h)(iv) more than twice in any consecutive twelve (12)-month period; and
     (v) upon reasonable notice and at reasonable times during normal business hours, make reasonably available for inspection by a representative of each selling Holder, one firm of counsel for the selling Holders retained in accordance with Section 5.4, the managing underwriter, if any, participating in any disposition of Registrable Securities and its counsel and a single accounting firm retained by the selling Holders or any such underwriter, all financial and other records, pertinent corporate documents and properties (including reasonable site visits, which the Holders currently do not anticipate would be more than twice within any twelve (12) month period) of the Company and its subsidiaries, and cause as is customary the appropriate officers, directors and employees of the Company and the Company’s independent public accountants to be available to respond to questions and to make reasonably available for such inspection all such relevant information reasonably requested in writing by them in connection with the Registration Statement, each of the foregoing, as is customary for “due diligence” investigations; provided, that any such Persons shall first enter into a customary confidentiality agreement with the Company; and provided, further, that the foregoing inspection and information gathering shall, to the extent possible, be coordinated on behalf of all the selling Holders and the other parties entitled thereto by the counsel to the selling Holders retained in accordance with Section 5.4 or the counsel to the managing underwriter;
provided, that the Company shall only be required to comply with this clause (h): in connection with (x) the Effective Date of the Resale Registration Statement, (y) upon five (5) Business Day’s prior written notice of a proposed sale of Registrable Securities other than pursuant to an Underwritten Offering, and (z) an Underwritten Offering.
          (i) use its reasonable best efforts to comply with all applicable rules and regulations of the Commission relating to such registration and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act, provided, that the Company will be deemed to have complied with this Section 5.1(j) if it has satisfied the provisions of Rule 158 under the Securities Act (or any similar rule promulgated under the Securities Act);
          (j) use its reasonable best efforts to cause all Registrable Securities covered by the applicable Registration Statement, if the Common Stock or Preferred Stock, as the case may be, is then listed on the New York Stock Exchange any other national securities exchange or any inter dealer quotation system, to continue to be so listed or quoted following such offering;
          (k) use its reasonable best efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities; and

          (l) use its reasonable best efforts to provide such information as may be reasonably required for any filings required to be made by the selling Holders or managing underwriter, if any, with the Financial Industry Regulatory Authority (“FINRA”) in connection with the offering under any Registration Statement of the Registrable Securities (including, without limitation, such as may be required by NASD Rule 2710 or 2720 (CCH NASD Manual)), and use its reasonable best efforts to cooperate in connection with any filings required to be made with FINRA in that regard on or prior to the filing of any Registration Statement;
          (m) as expeditiously as practicable, keep the firm of counsel for the selling Holders retained in accordance with Section 5.4 advised in writing as to the initiation and progress of any registration under this agreement and provide them with copies of all written correspondence with the Commission in connection with any such Registration Statement; and
          (n) if such registration is pursuant to a Registration Statement on Form S-3 or any similar short-form registration, include in such Registration Statement, subject to compliance with applicable securities laws, such additional information for marketing purposes as the managing underwriter reasonably requests.
          5.2 Information from the Holders. (a) It shall be a condition precedent to the obligations of the Company to include the Registrable Securities of any selling Holder in any Registration Statement or Prospectus, as the case may be, that such selling Holder shall take the actions described in this Section 5.2.
          (b) Each selling Holder that has requested inclusion of its Registrable Securities in any Registration Statement (directly or indirectly through ADAH or a Demand Requestor) shall furnish to the Company (as a condition precedent to such Holder’s participation in such registration) a Questionnaire. Each Holder agrees promptly to furnish to the Company in writing all information required to be disclosed in order to make the information previously furnished to the Company by such Holder, in light of the circumstances under which it was made, not misleading, any other information regarding such Holder and the distribution of such Registrable Securities as may be required to be disclosed in the Prospectus or Registration Statement under applicable law or pursuant to Commission comments and any information otherwise reasonably requested from time to time by the Company to comply with applicable law or regulations, including, without limitation, (i) the then current name and address of such Holder(s), (ii) the aggregate number of Registrable Securities requested to be registered, (iii) the total number of Registrable Securities then held by such Holder(s), (iv) the intended means of distribution, including if it is desired that such requested registration be an Underwritten Registration, and (v) any other information required to be disclosed with respect to such Holder or such Holder’s Registrable Securities in the Registration Statement or related Prospectus pursuant to Item 507 of Regulation S-K or otherwise by the Securities Act.
          (c) Each selling Holder shall promptly (i) following its actual knowledge thereof, notify the Company of the occurrence of any event that makes any statement made in a Registration Statement, Prospectus or Issuer Free Writing Prospectus regarding such selling Holder untrue in any material respect or that requires the making of any changes in a Registration Statement, Prospectus or Issuer Free Writing Prospectus so that, in such regard, it shall not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements (in the case of a Prospectus or Issuer Free Writing Prospectus, in light of the circumstances under which they were made), not misleading and (ii) in connection with providing such notice, provide the Company with such information in its possession as may be required to enable the Company to prepare a supplement or post-effective amendment to any such Registration Statement or a supplement to such Prospectus or Free Writing Prospectus.
          (d) With respect to any Registration Statement for an Underwritten Offering, the inclusion of a Holder’s Registrable Securities therein shall be conditioned, at the managing underwriter’s request, upon the execution and delivery by such Holder of an underwriting agreement; provided, that the underwriting agreement is customary in form, scope and substance for transactions similar to such Underwritten Offering and reasonably acceptable to the Company and ADAH, in the case of any registration pursuant to Section 2.1 or Section 2.2(b) or the Holders of a majority of the Registrable Securities covered by such request, in the case of a registration pursuant to Section 2.2(a).
          (e) Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the Prospectus delivered by such Holder does not as of the time of such sale contain any untrue statement of a material fact relating to the information expressly provided in writing by such Holder for inclusion in such Prospectus and that such Prospectus does not as of the time of such sale omit to state any material fact relating to the information expressly provided in writing by such Holder for inclusion in such Prospectus necessary to make the statements in such Prospectus, in light of the circumstances under which they were made, not misleading.
          5.3 Suspension of Disposition. Each selling Holder agrees that, upon receipt of any notice from the Company of the occurrence of any event of the type described in Sections 5.1(d)(ii), 5.1(d)(iii), 5.1(d)(iv), 5.1(d)(v) or 5.1(d)(vi) (each, a “Suspension Event”) such Holder will discontinue disposition of Registrable Securities covered by a Registration Statement, Prospectus or Free Writing Prospectus and suspend use of such Prospectus or Free Writing Prospectus until such Holder’s receipt of the copies of the supplemented or amended Registration Statement (which such Holder has been advised by the Company has become effective), Prospectus or Issuer Free Writing Prospectus contemplated by Section 5.1(g) or until it is advised by the Company that the use of the applicable Prospectus or Free Writing Prospectus may be resumed. If the Company shall give any such notice during the pendency of a Required Period, such applicable Required Period will be extended by the number of days remaining in such applicable Required Period during the time from and including the date of the giving of such notice to and including the date when each selling Holder of Registrable Securities covered by such Registration Statement has received (i) the copies of the supplemented or amended Registration Statement, Prospectus or Issuer Free Writing Prospectus contemplated by Section 5.1(g) or (ii) written notice from the Company that the use of the applicable Prospectus or Issuer Free Writing Prospectus may resume.
          5.4 Registration Expenses. (a) All fees and expenses incurred by the Company in complying with Articles II, Article III and Section 5.1 (collectively, “Registration Expenses”) will be borne by the Company. The Registration Expenses will include, without limitation, (i) all registration, filing and qualification fees, (ii) printing, duplicating and delivery expenses, (iii) fees and disbursements of counsel for the Company, (iv) fees and expenses of complying with state securities or “blue sky” laws (including the fees and expenses of any local counsel in connection therewith), (v) fees and disbursements of all independent certified public accountants referred to in Section 5.1(h)(i) (including the expenses of any special audit and “comfort” letters required by or incident to such performance), (vi) fees and expenses in connection with listing the Registrable Securities on the New York Stock Exchange or any other exchange or automated quotation system in accordance with the terms of this Agreement, (vii) all fees and expenses (including counsel fees) in connection with any filings with FINRA and (viii) and fees or expenses in connection with any required filing with any Governmental Authority.
          (b) The Company shall also reimburse or pay, as the case may be, the reasonable fees and reasonable out-of-pocket expenses, which shall constitute Registration Expenses, of one (1) (but no more than one (1)) law firm retained by the Holders selling Registrable Securities in any Registration Statement pursuant to Article II (selected by (A) ADAH with respect to the Resale Registration Statement or if ADAH requests a registration pursuant to Section 2.2(b) or (B) by selling Holders holding a majority of the Registrable Securities to be included in a registration pursuant to Section 2.2(a) or a Piggyback Registration), considered collectively, within thirty (30) days of presentation of an invoice approved by ADAH or such Holders holding at least a majority of the Registrable Securities included in any applicable registration, as the case may be; provided, that in no event shall the Company be responsible for fees and expenses of any Holder’s counsel to the extent such fees and expenses are incurred with respect to such Holder’s role as an underwriter in connection with a registration pursuant to Article II or III hereof.
          (c) Notwithstanding anything contained herein to the contrary, all underwriting fees, discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and all fees and expenses of more than one (1) counsel representing the Holders selling Registrable Securities will be borne by the Holders owning such Registrable Securities and the Company will not be responsible for any such fees.
ARTICLE VI
Indemnification
          6.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder and such Holder’s Affiliates, and any underwriter, dealer or the selling agent, to the extent that such selling agent is involved in the sale of the Registrable Securities, and their respective officers, directors, managers, stockholders, partners, advisors, employees and agents, and each Person, if any, who controls any such Holder, Affiliate, underwriter, dealer or selling agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively referred to for purposes of this Article VI as a “Holder”), from and against any and all losses, claims, damages and liabilities (including without limitation, subject to Section 6.3, the reasonable legal fees and other reasonable out-of-pocket expenses incurred in investigating, responding to or defending against any Proceeding, including without limitation, all out-of-pocket expense of appearing as a witness in any Proceeding) (collectively “Losses”) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement pursuant to which any Registrable Securities were registered under the Securities Act, Prospectus or preliminary prospectus or Issuer Free Writing Prospectus, any amendment thereof or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary, in the case of any Prospectus, preliminary prospectus or Issuer Free Writing Prospectus, in light of the circumstances under which they were made, to make the statements therein not misleading, except insofar as such Losses are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Holder furnished to the Company in writing by or on behalf of such Holder expressly for use therein or caused solely and exclusively by such Holder’s failure to deliver to such Holder’s immediate purchaser a copy of any Registration Statement, Prospectus, preliminary prospectus or Issuer Free Writing Prospectus, in each case, as then amended or supplemented, but only to the extent such delivery was required by the Securities Act; provided, that the Company shall not be liable in any such case to any particular Holder to the extent that any such Loss (or any Proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, Prospectus, amendment, supplement or Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder specifically stating that it is for use in the preparation thereof, including the information furnished pursuant to Section 5.2. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder or controlling Person and shall survive the transfer of such Registrable Securities by the Holder.
          6.2 Indemnification by Holders. Each Holder agrees, severally and not jointly, to indemnify and hold harmless, the Company, its directors at the time of filing the Registration Statement (and any persons named in the Registration Statement as about to become a director), and officers who sign the Registration Statement, its employees, agents, counsel and financial advsiors and each Person, if any, who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), to the same extent as the foregoing indemnity contained in Section 6.1 from the Company to the Holders, as incurred, but only with respect to information relating to such Holder furnished to the Company in writing by or on behalf of such Holder expressly for use in any Registration Statement, Prospectus or preliminary prospectus or Issuer Free Writing Prospectus, or any amendment or supplement thereto, including the information furnished pursuant to Section 5.2, or caused solely and exclusively by such Holder’s failure to deliver to such Holder’s immediate purchaser a copy of any Registration Statement, Prospectus, preliminary prospectus or Issuer Free Writing Prospectus, in each case, as then amended or supplemented, but only to the extent such delivery was required by the Securities Act. Notwithstanding the provisions of this Section 6.2 or Section 6.4 below, in no event shall any Holder be required to indemnify any Person pursuant to this Article VI or to contribute pursuant to Section 6.4 below in any amount in excess of the amount by which the net amount received by such Holder, after any applicable underwriting commissions and discounts, with respect to its sale of Registrable Securities pursuant to any Registration Statement exceeds the amount of any Losses that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission made in connection with such sale.

          6.3 Conduct of Indemnification Proceedings. If any claim, challenge, litigation, investigation, action or proceeding (including any governmental or regulatory investigation) (a “Proceeding”) shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to either of Section 6.1 or Section 6.2, such Person (the “Indemnified Person”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Person”) in writing; provided, that (i) the omission to so notify the Indemnifying Person shall not relieve it from any liability that it may have hereunder except to the extent it has been prejudiced by such failure and (ii) the omission to so notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than on account of this Article VI. In case any such Proceeding is brought against any Indemnified Person and it notifies the Indemnifying Person of the commencement thereof, the Indemnifying Person shall be entitled to participate therein and, to the extent that it may elect by written notice delivered to such Indemnified Person, to assume the defense thereof and retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such Proceeding and shall pay the reasonable fees and expenses of such counsel related to such Proceeding. In any such Proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Person shall have failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person as contemplated by the preceding sentence or (iii) the Indemnified Person reasonably concludes, after considering the advice of counsel, that there are defenses or actions available to it which are different from, inconsistent with or in addition to those available to the Indemnifying Person which, if the Indemnifying Person and the Indemnified Person were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of defenses or actions available to the Indemnified Person. It is understood that the Indemnifying Person shall not, in connection with any Proceeding or related Proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Holders and such control Persons of the Holders shall be designated in writing by ADAH, if the Proceedings relate to a registration pursuant to Section 2.1 or Section 2.2(b) or by the Holders of a majority of the Registrable Securities covered by the applicable Registration Statement if the proceedings relate to a registration pursuant to Section 2.2(a) and any such separate firm for the Company, the directors and officers of the Company and such control Persons of the Company shall be designated in writing by the Company. If, in any case, the Indemnified Person employs separate counsel, the Indemnifying Person will not have the right to direct the defense of the Proceeding on behalf of the Indemnified Person. All fees and expenses required to be paid to the Indemnified Person pursuant to this Article VI will be paid periodically during the course of the investigation or defense, as and when reasonably itemized bills therefore are delivered to the Indemnifying Person in respect of any particular Loss that is incurred. The Indemnifying Person shall not be liable for any settlement of any pending or threatened Proceeding effected without its prior written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify in accordance with, and subject to the limitations of, Section 6.1 and Section 6.2, as the case may be, any Indemnified Person from and against any Loss by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Persons (which consent shall not be unreasonably withheld), effect any settlement of any pending Proceeding in respect of which any Indemnified Person is a party or of any threatened Proceeding in respect of which any Indemnified Person could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (i) includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such Proceeding and (ii) provides solely for the payment of money and does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
          6.4 Contribution, Etc. (a) If the indemnification provided for in this Article VI is unavailable to an Indemnified Person or insufficient in respect of any Losses, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such Losses (i) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of such Holder on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and such Holder on the other hand shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied in writing by or on behalf of the Company or by or on behalf of such Holder and the parties’ relevant intent, knowledge, information and opportunity to correct or prevent such statement or omission.
          (b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Article VI were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation that does not take account of the equitable considerations referred to in this Section 6.4. Notwithstanding the provisions of this Article VI, in no event shall any Holder be required to make any payment to any Person in an amount in excess of the amount by which the net amount received by such Holder, after any applicable underwriting commissions and discounts, with respect to its sale of Registrable Securities pursuant to any Registration Statement exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
          (c) The remedies provided for in this Article VI are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
          (d) The indemnity and contribution agreements contained in this Article VI shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or any Person controlling any Holder or by or on behalf of the Company, the officers or directors of each of the Company or any other Person controlling the Company and (iii) the sale by a Holder of Registrable Securities covered by any Registration Statement.

ARTICLE VII
Free Writing Prospectuses
          Except as contemplated hereby, each Holder represents and agrees that it shall not make any offer relating to the Registrable Securities that would constitute an Issuer Free Writing Prospectus, and will not distribute any written materials (other than the Registration Statement, Prospectus and Issuer Free Writing Prospectuses) in connection with the offer or sale of Registrable Securities included in a Registration Statement, in each case without the prior written consent of the Company and, in connection with any Underwritten Offering, the underwriters, in each case not to be unreasonably withheld, delayed or conditioned. Any such Free Writing Prospectus consented to by the Company and the underwriters, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and agrees that it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company represents and agrees that it shall not make any offer relating to the Registrable Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus in connection with the offer or sale of Registrable Securities without the prior written consent of ADAH, or if ADAH is not requesting registration of any of its Registrable Securities, then the holders of a majority of the Registrable Securities that are covered under the Registration Statement and, in connection with any Underwritten Offering, the underwriters, in each case not to be unreasonably withheld, delayed or conditioned.
ARTICLE VIII
Rule 144
          The Company agrees to (a) make and keep public information available as those terms are understood and defined in Rule 144 and Rule 144A; (b) use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; (c) furnish to any Holder promptly upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and Rule 144A and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company and such other reports and documents as any Holder reasonably may request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any Registrable Securities without registration; (d) furnish at its expense, upon request, to any Holders and prospective purchasers of Registrable Securities information satisfying the requirements of subsection (d)(4)(i) of Rule 144A; and (e) take such other actions as may be reasonably required by the Company’s transfer agent to consummate any distribution of Registrable Securities in accordance with the terms and conditions of Rule 144.
ARTICLE IX
Participation in Underwritten Offerings

          Notwithstanding anything contained herein to the contrary, no Person may participate in any Underwritten Offering pursuant to a registration hereunder unless that Person (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements or this Agreement. Nothing in this Article IX shall be construed to create any additional rights regarding the registration of Registrable Securities in any Person otherwise than as set forth herein.
ARTICLE X
Miscellaneous
          10.1 Notices. All notices and other communications in connection with this Agreement will be in writing and will be deemed given if delivered personally, sent via e-mail, facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties hereto at the following addresses (or at such other address for a party hereto as will be specified by like notice):
(a)	If to the Company:
Delphi Corporation
5725 Delphi Drive
Troy, Michigan 48098
Facsimile: (248) 813-2612/(248) 813-2491/(248) 813-2491
Email: john.sheehan@delphi.com/david.sherbin@delphi.com/sean.p.corcoran@delphi.com
Attention: John Sheehan/David Sherbin/Sean Corcoran
with a copy (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Facsimile: (212) 735-2000
Email: ecochran@skadden.com
Attention: Eric L. Cochran
and
Skadden, Arps, Slate, Meagher & Flom LLP
333 West Wacker Drive
Chicago, IL 60606
Facsimile: (312) 407-0411
Email: jbutler@skadden.com/gpanagak@skadden.com
Attention: John Wm. Butler, Jr./George Panagakis

(b)	If to the Investors:
(i)	A-D Acquisition Holdings, LLC
c/o Appaloosa Management L.P.
26 Main Street,
Chatham, New Jersey 07928
Facsimile: (973) 701-7055
Email: j.bolin@amlp.com
Attention: James Bolin
with a copy (which shall not constitute notice) to:
White & Case LLP
Wachovia Financial Center
200 South Biscayne Boulevard
Suite 4900
Miami, Florida 33131-2352
Facsimile: (305) 358-5744/5766
Email: tlauria@whitecase.com
Attention: Thomas E. Lauria

White & Case LLP
1155 Avenue of the Americas
New York, New York 10036-2787
Facsimile: (212) 354-8113
Email: gpryor@whitecase.com
Attention: Gregory Pryor
(ii)	Harbinger Del-Auto Investment Company, Ltd.
c/o Harbinger Capital Partners Offshore Manager, LLC
555 Madison Avenue, 16th Floor
New York, New York 10022
Facsimile: (212) 508-3721
Email: pfalcone@harbingercap.net/jkirshner@harbingercap.net
Attention: Philip A. Falcone/Jeff Kirshner
with a copy (which shall not constitute notice) to:
Harbert Management Corp.
One Riverchase Parkway South
Birmingham, AL 35244
Facsimile: (205) 987-5568
Email: BLucas@harbert.net
Attention: William Lucas — Executive Vice President and General Counsel

with a copy (which shall not constitute notice) to:
White & Case LLP
Wachovia Financial Center
200 South Biscayne Boulevard
Suite 4900
Miami, Florida 33131-2352
Facsimile: (305) 358-5744/5766
Email: tlauria@whitecase.com
Attention: Thomas E. Lauria
White & Case LLP
1155 Avenue of the Americas
New York, New York 10036-2787
Facsimile: (212) 354-8113
Email: gpryor@whitecase.com
Attention: Gregory Pryor
with a copy (which shall not constitute notice) to:
Kaye Scholer LLP
425 Park Avenue
New York, New York 10022-3598
Facsimile: (212) 836-8689
Email: bmintz@kayescholer.com/lfisher@kayescholer.com
Attention: Benjamin Mintz/Lynn Toby Fisher
(iii)	Merrill Lynch, Pierce, Fenner & Smith Incorporated.
4 World Financial Center
New York, New York 10080
Facsimile: (212) 449-0769
Email: Robert_spork@ml.com/frederick_morris@ml.com
Attention: Robert Spork/Rick Morris
with a copy (which shall not constitute notice) to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
Facsimile: (212) 757-3990
Email: arosenberg@paulweiss.com
Attention: Andrew N. Rosenberg

(iv)	UBS Securities LLC
299 Park Avenue
New York, New York 10171
Facsimile: (212) 821-3008 / (212) 821-4042
Email: sd.smith@ubs.com/osamu.watanabe@ubs.com
Attention: Steve Smith / Osamu Watanabe
with a copy (which shall not constitute notice) to:
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Facsimile: (212) 225-3999
Email: lsilverman@cgsh.com
Attention: Leslie N. Silverman
(v)	Goldman, Sachs & Co
1 New York Plaza
New York, New York 10004
Facsimile: (212) 823-0145
Email: donald.mullen@gs.com/tom.wagner@gs.com
Attention: Donald Mullen/Tom Wagner
with a copy (which shall not constitute notice) to:
Goldman, Sachs & Co.
1 New York Plaza
New York, New York 10004
Facsimile: (212) 428-4769
Email: sandip.khosla@gs.com
Attention: Sandip Khosla
with a copy (which shall not constitute notice) to:
Sullivan & Cromwell
125 Broad Street
New York, New York 10004
Facsimile: (212) 558-3588
Email: reederr@sullcrom.com
Attention: Robert Reeder
(vi)	Pardus DPH Holding LLC
590 Madison Avenue
Suite 25E
New York, New York 10022
Facsimile: (212) 381-7771
Email: timothy.bass@PardusCapital.com
Attention: Timothy Bass

with a copy (which shall not constitute notice) to:
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, N.Y. 10019-6099
Facsimile: (212) 728-8111
Email: rstrickland@willkie.com/melwyn@willkie.com
Attention: Rachel C. Strickland/Morgan D. Elwyn
(vii)	General Motors Corporation
767 Fifth Avenue, 14th Floor
New York, N.Y. 10153
Facsimile: (212) 418-3623
Email: michelle.scheer@gm.com
Attention: Michelle Scheer — Director of Business Development
and
General Motors Corporation
300 GM Renaissance Center
Detroit, MI 48265
Facsimile: (313) 665-4960
Email: robert.s.osborne@gm.com
Attention: Robert S. Osborne — General Counsel
with a copy (which shall not constitute notice) to:
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, N.Y. 10153
Facsimile: (212) 310-8007
Email: Jeff.Tanenbaum@weil.com/Michael.Kessler@weil.com
Attention: Jeffrey L. Tanenbaum, Esq.
                  Michael P. Kessler, Esq.
Notices shall be effective upon receipt.
     (c) If to any Holder (other than the Investors or GM), to such Holder’s address as set forth on any Joinder Agreement executed pursuant to Section 10.2 below.
          10.2 Additional Investors. Each Person who is a party to any Additional Investor Agreement executed in accordance with the EPCA, shall be deemed to be a Holder upon execution and delivery of a Joinder Agreement in the form of Exhibit B (the “Joinder Agreement”). Only Persons (other than the initial signatories hereto) that execute a Joinder Agreement shall be deemed to be Holders. Except to the extent limited in any other joinder agreement, each Person that so becomes a Holder after the date hereof shall be entitled to all rights and privileges of a Holder as if such Holder had been an original signatory to this Agreement.
          10.3 Confidentiality. Each Holder will, and will use reasonable efforts to cause its officers, directors, employees, legal counsel, accountants, financial advisors and other representatives (collectively, “Representatives”) to, hold in confidence any material non-public information received by them pursuant to this Agreement and that the Company designates as material non-public information. This Section 10.3 shall not apply to any information which (a) is or becomes generally available to the public, (b) was already in the Holder’s possession from a non-confidential source prior to its disclosure by the Company, (c) is or becomes available to the Holder on a non-confidential basis from a source other than the Company (provided that such source is not known by the Holder to be bound by confidentiality obligations), or (d) is required to be disclosed by law, order or regulatory process.
          10.4 Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto, except in accordance with Section 2.8 or Section 10.2. This Agreement will be binding upon, inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and assigns. This Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any Person other than the parties hereto any rights or remedies under this Agreement.
          10.5 Entire Agreement. This Agreement (including the documents and instruments referred to in this Agreement) constitutes the entire agreement of the parties hereto and supersedes all prior agreements and understandings, whether written or oral, between the parties hereto with respect to the subject matter of this Agreement, except that the parties hereto acknowledge that any confidentiality agreements heretofore executed among the parties hereto shall continue in full force and effect.
          10.6 Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument, (a) signed by (i) the Company, and (ii) the Holders of a majority of the Registrable Securities; provided, that without the consent of ADAH, no provision of this Agreement relating to the rights of ADAH with respect to registration of its Registrable Securities hereunder, including, without limitation, its rights under Section 2.2(b), shall be modified or amended; provided, further, that no provision of this Agreement shall be modified or amended in a manner that is disproportionately adverse to any Investor (excluding ADAH) or GM, without the prior written consent of such Investor or GM, as applicable, or (b) in the case of a waiver, by the party hereto waiving compliance. No delay on the part of any party hereto in exercising any right, power or privilege pursuant to this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege pursuant to this Agreement, nor shall any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party hereto otherwise may have at law or in equity.

          10.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties hereto (including via facsimile or other electronic transmission), it being understood that each party hereto need not sign the same counterpart.
          10.8 Governing Law; Venue. THIS AGREEMENT WILL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY APPLICABLE CONFLICT OF LAWS PRINCIPLES. EACH PARTY TO THIS AGREEMENT, IRREVOCABLY SUBMITS TO THE JURISDICTION OF, AND VENUE IN, THE DISTRICT COURT OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK OR THE COURTS OF THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY HERETO MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
          10.9 Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.
          10.10 Specific Performance. The parties hereto acknowledge and agree that any breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy, and, accordingly, the parties hereto agree that, in addition to any other remedies, each will be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting bond.
          10.11 Severability. If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining provisions of this Agreement, unless the result thereof would be unreasonable in which case the parties hereto shall negotiate in good faith as to appropriate amendments hereto.
          10.12 Termination. This Agreement may be terminated (i) at any time by a written instrument signed by each party hereto and (ii) shall terminate automatically and be of no further force and effect in the event that the EPCA is terminated in accordance with its terms prior to the Closing Date; provided, however, that in each such case, such termination shall not affect any duties or obligations owed or due to be performed prior to the date of such termination or pursuant to Article VI or Section 5.4.
[Signature Page Follows]

          IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first written above.

DELPHI CORPORATION
By:
Name:
Title:

A-D ACQUISITION HOLDINGS, LLC
By:
Name:
Title:

HARBINGER DEL-AUTO INVESTMENT COMPANY, LTD.
By:
Name:
Title:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By:
Name:
Title:

UBS SECURITIES LLC
By:
Name:
Title:

By:
Name:
Title:

PARDUS DPH HOLDING LLC
By:
Name:
Title:

GOLDMAN, SACHS & CO.
By:
Name:
Title:

GENERAL MOTORS CORPORATION
By:
Name:
Title:

EXHIBIT A
DELPHI CORPORATION
Form of Selling Securityholder Notice and Questionnaire
     The undersigned beneficial owner (the “Selling Securityholder”) of common stock, par value $0.01 per share, of Delphi Corporation (the “Company”), 7.5% Series A-1 Senior Convertible Preferred Stock, par value $0.01 per share, of the Company, 7.5% Series A-2 Senior Convertible Preferred Stock, par value $0.01 per share, of the Company, 3.25% Series B Senior Convertible Preferred Stock, par value $0.01 per share, of the Company, or Series C Convertible Preferred Stock, par value $0.01 per share, of the Company understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a Registration Statement for the registration and resale of Registrable Securities, in accordance with the terms of the Registration Rights Agreement, dated as of [___], 2008 (the “Registration Rights Agreement”), among the Company and the Holders referred to therein. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.
NOTICE
     The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.
     The undersigned Selling Securityholder hereby provides the following information to the Company and represents and warrants that such information is accurate and complete in all material respects:
QUESTIONNAIRE
          1. Name.
          (a) Full Legal Name of Selling Securityholder:

          (b) Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

          (c) Full Legal name of DTC Participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in Item 3 below are held:

Exhibit A

          (d) If applicable, Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

          2. Address for Notices to Selling Securityholder:

          Telephone:
          Fax:
          Email:
          Contact Person:
          3. Beneficial Ownership of Registrable Securities:
          Registrable Securities beneficially owned:

          Registrable Securities to be included in Registration Statement:

           4. Beneficial Ownership of Other Equity Securities of the Company Owned by the Selling Securityholder.
          Except as set forth below in this Item 5, the undersigned Selling Securityholder is not the beneficial or registered owner of any equity securities of the Company other than the Registrable Securities listed above in Item 3.
          Type and Amount of Other Equity Securities beneficially owned by the Selling Securityholder:

Exhibit A

          5. Relationships with the Company:
          Except as set forth below, neither the undersigned Selling Securityholder nor any of its affiliates, officers, directors or, in the case of a non-public company, principal equity holders (owners of five percent (5%) or more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three (3) years.
 State any exceptions here:

          The undersigned agrees to promptly notify the Company of any material inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and at any time while the Registration Statement remains in effect.
          By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related Prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related Prospectus.
[Signature Page Follows]

     IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:
By:
Name:
Title:

     PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO: [_________________________]

EXHIBIT B
FORM OF JOINDER AGREEMENT
     THIS JOINDER AGREEMENT is made and entered into by the undersigned with reference to the following facts:
     Reference is made to the Registration Rights Agreement, dated as of [______], 2008, as amended (the “Registration Rights Agreement”), by and among Delphi Corporation, a corporation incorporated under the laws of the State of Delaware (as debtor in possession and a reorganized debtor, as applicable, the “Company”), A-D Acquisition Holdings, LLC, a limited liability company formed under the laws of the State of Delaware (“ADAH”), Harbinger Del-Auto Investment Company, Ltd., an exempted company incorporated in the Cayman Islands (“Harbinger”), Pardus DPH Holding LLC, a Delaware limited liability company (“Pardus”), Merrill Lynch, Pierce, Fenner & Smith Incorporated, a corporation incorporated under the laws of the State of Delaware (“Merrill”), UBS Securities LLC, a limited liability company formed under the laws of the State of Delaware (“UBS”) and Goldman, Sachs & Co., a New York limited partnership, (“GS”), General Motors Corporation, a corporation incorporated under the laws of the State of Delaware (“GM”), and any Related Purchaser, any Ultimate Purchaser, and any assignee or transferee of Registrable Securities who executes a Joinder Agreement and delivers the Joinder Agreement to the Company and the Holders in accordance with Section 10.1 of the Registration Rights Agreement as contemplated by Section 2.8, Section 10.2 and Section 10.4 of the Registration Rights Agreement. ADAH, Harbinger, Pardus, Merrill, UBS and GS are each individually referred to herein as an “Investor” and collectively as the “Investors.” Capitalized terms used but not defined in this Joinder Agreement shall have the meanings ascribed thereto in the Registration Rights Agreement.
     As a condition to the acquisition of ownership of Registrable Securities in the amount specified below or of otherwise acquiring rights under the Registration Rights Agreement in accordance with the terms thereof, the undersigned agrees as follows:
     1. The undersigned hereby agrees to be bound by the provisions of the Registration Rights Agreement and undertakes to perform each obligation as if a “Holder” thereunder and an original signatory thereto in such capacity.
     2. This Joinder Agreement shall bind, and inure to the benefit of, the undersigned hereto and its respective devisees, heirs, personal and legal representatives, executors, administrators, successors and assigns.
     3. This Joinder Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard or giving effect to its principles of conflicts of law.
[Signature Page Follows]

          IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement this [___] day of [______], 2008.

(Print Name of Holder)
By:
Name:
Title:

Address, Facsimile Number and Email for Notices:
I.R.S. I.D. #: